EXHIBIT 23.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Midwest Federal Financial Corp.
Baraboo, Wisconsin

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996, included in Midwest Federal Financial Corp.'s annual report on Form 10-KSB for the year ended December 31, 1995, and to all references made to our firm in this registration statement.


                           /s/ Wipfli Ulrich Bertelson LLP
                           ----------------------------------
                             Wipfli Ullrich Bertelson LLP


February 28, 1997
Wausau, Wisconsin